Exhibit 99.1 (c) 4
TechRx Incorporated

Consolidated Statements of Income

	Years ended June 30
	2000	1999
Revenues	$8,077,057	$5,246,533
Cost of revenues	4,552,340	4,467,437

Gross profit	3,524,717	779,096
Selling, general and administrative expenses	7,830,188	2,146,744

Loss from operations	(4,305,471)	(1,367,648)
Other income and expenses, net	984	41,831

Loss before income tax benefit	(4,304,487)	(1,325,817)

Income tax benefit:
Current	(258,829)	(284,856)
Deferred	(187,942)	(7,545)

Total income tax benefit	(446,771)	(292,401)

Net loss	$(3,857,716)	$(1,033,416)

See accompanying notes.